UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

SQZ BIOTECHNOLOGIES COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39662	46-2431115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Arsenal Yards Blvd Suite 210
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 758-8672

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SQZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 30, 2022, the Board of Directors (the “Board”) of SQZ Biotechnologies Company (the “Company”) approved a realignment plan to implement a strategic prioritization (the “Plan”) of the Company’s clinical portfolio designed to reduce costs and reallocate resources to concentrate on the development of its second-generation enhanced antigen presenting cells (“eAPC”) program. The Company anticipates announcing data from the SQZ® eAPC program’s highest-dose monotherapy cohort by mid-2023. As part of the Plan, the Company will pause its first-generation antigen presenting cells, activating antigen carrier, tolerizing antigen carrier and exploratory programs.

In addition, as part of the Plan, the Company will also reduce its overall workforce by approximately 60%. This workforce reduction is expected to be substantially completed in January 2023. These changes are expected to extend the Company’s cash runway into 2024.

In connection with the Plan, the Company estimates that it will incur aggregate restructuring costs of $5 million, which the Company expects will be recorded in the fourth quarter of 2022 and the first quarter of 2023. These estimated restructuring costs are related primarily to one-time termination severance payments, continuation of group health insurance coverage for a specified period to the affected employees, and other employee-related costs. Each affected employee’s eligibility for such severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against the Company. The charges that the Company expects to incur in connection with the Plan are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Armon Sharei, Ph.D., Chief Executive Officer and principal executive officer of the Company, has agreed to a separation of service with the Company, effective November 30, 2022 (the “November Separation Date”), as well as a separation agreement with the Company, whereby, in exchange for a general release of claims and certain other standard provisions, he will be entitled to (i) receive the benefits in connection with a termination without cause in accordance with his existing employment agreement with the Company and (ii) an extended period to exercise any vested options through December 31, 2023.

Dr. Sharei will also step down from his role as a member of the Board and as an officer or director of the Company’s direct and indirect subsidiaries, effective on the November Separation Date.

Micah Zajic, Chief Financial Officer and principal financial officer of the Company, has also agreed to a separation of service with the Company, effective December 31, 2022 (the “December Separation Date”), as well as a separation agreement with the Company, pursuant to which and in exchange for a general release of claims and certain other standard provisions, Mr. Zajic will (i) be entitled to receive $166,000, an amount equal to his 2022 target bonus opportunity, (ii) be entitled to continued vesting through the December Separation Date of any unvested stock options and (iii) be entitled to an extended period to exercise any vested options through December 31, 2023.

Opn November 30, 2022, the Board appointed Howard Bernstein, M.D., Ph.D., a member of the Board and the former Chief Scientific Officer of the Company, as the Company’s Interim Chief Executive Officer, effective upon the November Separation Date. Dr. Bernstein will also serve as the Company’s principal executive officer. As Interim Chief Executive Officer, Dr. Bernstein will receive a base salary of $500,000 per year and a target bonus amount of 50% of his annual salary. In connection with his appointment as Interim Chief Executive Officer, Dr. Bernstein and the Company expect to enter into an employment agreement under which if Dr. Bernstein is terminated without “cause” or he resigns for “good reason” (as defined in the employment agreement) other than in connection with a change in control of the Company, subject to Dr. Bernstein’s execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, Dr. Bernstein will be entitled to receive (i) continued payment of Dr. Bernstein’s base salary for 9 months, (ii) any unpaid bonus earned for the year prior to the year of termination plus a prorated portion of Dr. Bernstein’s target annual bonus for the year of termination and (iii) direct payment of or reimbursement for COBRA premiums, less the amount Dr. Bernstein would have paid for coverage as an active employee, for up to 9 months. If such a qualifying termination occurs during the 3-month period prior to the date of a change in control of the Company or on or within 18 months following the date of a change in control of the Company, subject to Dr. Bernstein’s execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, he will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of his base salary for 12 months, (b) any unpaid bonus earned for the year prior to the year of termination, a prorated portion of his target annual bonus for the year of termination and a payment equal to 1.0 times Dr. Bernstein’s target annual bonus for the year of termination, (c) direct payment of or reimbursement for COBRA premiums, less the amount Dr. Bernstein would have paid for coverage as an active employee, for up to 12 months and (d) all unvested equity or equity-based awards that vest solely based on Dr. Bernstein’s continued employment or service with the Company will accelerate and vest in respect of 100% of the shares subject thereto. While serving as Interim Chief Executive Officer, Dr. Bernstein will not receive compensation for his services as a director under the Company’s non-employee director compensation program; however, the stock options previously issued to him for his director services will continue to vest and remain exercisable based on his continuous service to the Company.

Dr. Bernstein’s biographical information is contained in the Company’s 2022 definitive proxy statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 26, 2022 (the “Annual Proxy”). There are no arrangements or understandings between Dr. Bernstein and any other persons pursuant to which he was selected as the Company’s Interim Chief Executive Officer. Dr. Bernstein has no family relationship with any of the executive officers or directors of the Company. There are no transactions to which the Company is or was a participant in which Dr. Bernstein has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K, other than equity and other compensation, termination, change in control and other arrangements he received while serving as Chief Scientific Officer of the Company which are described in the Annual Proxy and expired when he stepped down as Chief Scientific Officer of the Company on October 31, 2022.

On November 30, 2022, the Board also designated Richard Capasso, Chief Accounting Officer and principal accounting officer of the Company, as principal financial officer of the Company, effective upon the December Separation Date. There are no arrangements or understandings between Mr. Capasso and any other persons pursuant to which he was selected as the Company’s principal financial officer. Mr. Capasso has no family relationship with any of the executive officers or directors of the Company, nor are there any transactions to which the Company is or was a participant in which Mr. Capasso has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K.

Richard Capasso has served as the Company’s Chief Accounting Officer since November 2021 and previously served as its Vice President, Finance from June 2021 to November 2021. Before joining the Company, from September 2020 to May 2021, Mr. Capasso was a Senior Director at Danforth Advisors, a firm providing strategic and operational finance and accounting for life science companies. Prior to that, from October 2015 to June 2020, Mr. Capasso was a Managing Director at Ernst & Young LLP, a multinational professional services firm. Mr. Capasso is a Licensed Certified Public Accountant and holds an M.B.A. from the Bentley University, McCallum School of Business and a B.S. from Northeastern University.

In connection with the Plan, the Board has approved a retention program for certain of the Company’s remaining employees, including the Company’s executive officers, in order to incentivize such employees to remain employed by the Company following implementation of the Plan (the “Retention Program”). As part of the Retention Program, Lawrence Knopf, General Counsel of the Company, and Richard Capasso will receive retention awards in the amount of $347,130 and $160,000, respectively, subject to certain time-based clawback provisions.

Item 7.01 Regulation FD Disclosure.

On November 30, 2022, the Company issued a press release announcing the Plan. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by SQZ Biotechnologies Company on November 30, 2022.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements relating to the anticipated timing, expenses, cost savings and results of the Plan, the timing and outcome of the Company’s clinical trials, the Company’s cash use and availability, and leadership. These forward-looking statements are based on management's current expectations. Actual results could differ from those projected in any forward-looking statements due to several risk factors. Such factors include, among others, risks and uncertainties related to our limited operating history; our significant losses incurred since inception and expectation to incur significant additional losses for the foreseeable future; our ability to continue as a going concern; our ability to successfully execute or achieve the benefits of our strategic prioritization and other cost saving measures; the development of our initial product candidates, upon which our business is highly dependent; the impact of the COVID-19 pandemic on our operations and clinical activities; our need for additional funding and our cash runway; the lengthy, expensive, and uncertain process of clinical drug development, including uncertain outcomes of clinical trials and potential delays in regulatory approval; our ability to maintain our relationships with our third party vendors; and protection of our proprietary technology, intellectual property portfolio and the confidentiality of our trade secrets. These and other important factors discussed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q, our Annual Report on Form 10-K, and other filings with the U.S. Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements. Any forward-looking statements represent management's estimates as of this date and the Company undertakes no duty to update these forward-looking statements, whether as a result of new information, the occurrence of current events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQZ BIOTECHNOLOGIES COMPANY

Date:	November 30, 2022	By:	/s/ Lawrence Knopf
Lawrence Knopf General Counsel